SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   June 11, 2006

SUREWEST COMMUNICATIONS

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-556	68-0365195

(Commission File Number)	(IRS Employer Identification No.)

200 Vernon Street, Roseville, California	95678

(Address of Principal Executive Offices)	(Zip Code)

(916) 772-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

          (a)(1)  SureWest Communications (“Company”) and Mark W. Triplett (“Triplett”) entered into that certain Separation Agreement (“Agreement”) as of June 1, 2006, and ultimately with an “Effective Date” of June 11, 2006.  Triplett has served in the capacity of Vice President, Sales of the Company, and departed the Company June 1, 2006.  A copy of the Agreement is filed as Exhibit 99.1

          (2)  Pursuant to the Agreement, Triplett’s employment with the Company terminated on June 1, 2006, and in consideration for entering into the Agreement (i) the Company paid to Triplett the sum of $41,251.60 (the equivalent of thirteen weeks’ base pay), and (ii) the Company agreed to pay through August 2006 the costs of health insurance continuation coverage afforded to departing Company employees under COBRA.  In addition, if Triplett has not obtained new employment by September 1, 2006, the Company will continue to pay him consistent with payroll payments made to all Company employees up to an additional thirteen weeks’ base pay ($41,251.60), and to pay the costs of health insurance continuation coverage through November 2006.  The Company’s obligations with respect to the additional thirteen weeks (both as to base pay and health insurance) lapse when Triplett obtains new employment.  The Company also agreed to make available to Triplett executive level outplacement transition services at a cost to the Company not to exceed $5,500.

          In exchange for the consideration described above, Triplett agreed to a complete release of all claims, known or unknown, against the Company and its affiliates.

SECTION 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Separation Agreement effective June 11, 2006 by and between SureWest Communications and Mark W. Triplett.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS

Date: June 12, 2006	By:	/s/ Philip A. Grybas

Senior Vice President and Chief Financial Officer